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                                                                    EXHIBIT 23.6

                       [LETTER HEAD OF DENNIS I. BERNER]





Consent of Independent Accountant
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I consent to the incorporation by reference in the registration statement of
Accustaff Incorporated on Form S-8 of my report dated January 26, 1996, on my audit of the financial statements of Career Enhancement International, Inc. as of December 31, 1995 and for the year then ended, included in the Current Report on Form 8-K of Accustaff Incorporated dated September 16, 1996.




/s/ Dennis I. Berner
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Winter Park, Florida
November 6, 1996






   Member of American and Florida Institutes of Certified Public Accountants